Total Luxury Group, Inc. to Build North American Factory and Distribution Center -- Cono Italiano(TM)... The Next Fast Food Craze

NEW YORK, NY -- 03/21/2007 -- Total Luxury Group, Inc. (OTCBB: TLEI) announced today that the expansion of the European based licensing company, P Group, and its successful launch of pizza cones worldwide bodes well for its North American introduction, stated Total Luxury Group, Inc. Company President Robert Bonnell.

The US version will be called CONO ITALIANO™

Cono Italiano, LLC, a wholly owned subsidiary of Total Luxury Group, will construct a factory and distribution center in the New York tri-state area and is expected to be completed by June 1, 2007. During the building process Cono Italiano will be supplied by the factory located in Firenze, Italy.

The licensing Company has four licensed factories around the world, Firenze, Italy, for the European Market, Nagoya, Japan, for the Asian Market, Hims, Syria, for the Middle Eastern Market and Cairo, Egypt for their own Market. The North American Cono Italiano factory will be the fifth licensed factory.

Currently there are 30 Master licensees world wide: Slovenia, Malta Syria, Lebanon, Tunisia, Libya , Romania, Italy, Korea, Japan, Egypt Saudi Arabia, Switzerland, Holland, Croatia, Macedonia, Serbia, Montenegro, Bosnia, Hong Kong, USA , Australia, Ukraine, Russia, Spain, Sweden, Denmark, Norway, Finland, Jordan and Kuwait.

Cono Italiano™ is a very innovative format, invented in Italy. It is a slice of pizza that is cone-shaped much like an ice cream cone. Cono Italiano™ offers the convenience of eating on the move while still giving the taste one would expect from a pizza. The drip-free cone is an ideal meal for any occasion whether for those on the go such as a sporting event, outdoor event, in the car, or at a fast food restaurant.

The licensing company, Group P and Cono Italiano, LLC hold several International and U.S. patents pending and Trademarks on both the design and the cone process.

The United States Restaurant Industry Overview this year forecasts total restaurant sales of $537 billion. In 2006, the fast-food market alone generated total revenues of $51.3 billion. As an innovatively new option to the standard fare now offered by the fast food industry, Cono Italiano is poised to revolutionize "fast-food." Cono Italiano is the answer to the nation's quest for wholesome, healthy nutrition on the go. Although Cono Italiano's foray into the U.S. market will be the Original Pizza Cone™, the cone lends itself to other options including eggs, cold cuts, vegetables -- virtually anything edible! Anyone for a Philly cheesesteak cone?

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release. This intended transaction is based on compliance and effectiveness under all relevant rules, regulation and law, and may not take place if such compliance and effectiveness cannot be obtained.

CONTACT:
Total Luxury Group, Inc.
New York, NY
Marissa Pontecorvo
(212) 682-7888